Exhibit 10.17

[ ]

Growth Capital Acquisition Corp.

The Chrysler Building

405 Lexington Ave

New York, NY 10174

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among Growth Capital Acquisition Corp., a Delaware corporation (the “Company”), and Maxim Group LLC as representative (the “Representative”) of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 14,375,000 of the Company’s units (including up to 1,875,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable warrant. Each whole warrant (each, a “Warrant”) entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and the Company has applied to have the Units listed on The Nasdaq Capital Market. Certain capitalized terms used herein are defined in paragraph 12 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HB Strategies LLC (“HB Strategies”), hereby agrees with the Company as follows:

1.	HB Strategies agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it shall (i) vote any Founder Shares owned by it in favor of any proposed Business Combination and (ii) not redeem any Founder Shares owned by it in connection with such stockholder approval.

2.	HB Strategies hereby acknowledges that in the event that the Company fails to consummate a Business Combination within 18 months from the closing of the Public Offering, or such later period approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation (the “Charter”), the Company shall take all reasonable steps to cause itself to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (net of taxes), less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. In its capacity as a holder of Founder Shares, HB Strategies agrees to not propose any amendment to the Charter (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 18 months from the closing of the Public Offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides its public stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Offering Shares.

HB Strategies acknowledges that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account as a result of any liquidation of the Company solely with respect to the Founder Shares held by it. HB Strategies hereby further waives, solely with respect to any Founder Shares held by it, if any, any redemption rights it may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or a stockholder vote to approve an amendment to the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company has not consummated a Business Combination within the time period set forth in the Charter or in the context of a tender offer made by the Company to purchase shares of Common Stock (although HB Strategies and its current or future affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold to the same extent as such rights are available to other holders of the Offering Shares).

3.	[Reserved].

4.	[Reserved].

5.	[Reserved].

6.	HB Strategies hereby severally agrees and acknowledges that: (i) the Company would be irreparably injured in the event of a breach by HB Strategies of its obligations under paragraphs 1, 2, 7(a) and 7(b), as applicable, of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief from the breaching party, in addition to any other remedy that such party may have in law or in equity against the breaching party, in the event of such breach.

7.	(a) Except as set forth in paragraph 7(c), HB Strategies agrees that it shall not Transfer any Founder Shares until the earlier of (A) six months after the completion of the Company’s initial Business Combination and (B) subsequent to the Business Combination, (x) if the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 60 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) Except as set forth in paragraph 7(c), HB Strategies agrees that it shall not Transfer any Private Placement Warrants or component securities until 30 days after the completion of a Business Combination (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), transfers of the Founder Shares or Private Placement Warrants (or component securities or shares of Common Stock issuable upon the exercise of the Private Placement Warrants) that are held by HB Strategies or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (i) to the Company’s officers or directors, any current or future affiliate or family member of any of the Company’s officers or directors, any affiliate or member of the sponsor or other initial shareholders of the Company, or any such affiliate’s or member’s affiliates, officers, directors and direct or indirect equityholders, or any current or future affiliate of HB Strategies or to any member(s), officers, directors or employees of HB Strategies or any of its current or future affiliates; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, any current or future affiliate of such individual or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) in the case of an entity, as a distribution to its partners, stockholders or members upon liquidation; (vi) by private sales or transfers made in connection with the consummation of an initial Business Combination at prices no greater than the price at which the shares or units were originally purchased; (vii) in the event of the Company’s liquidation, bankruptcy, or dissolution prior to the completion of an initial Business Combination; (viii) by virtue of the laws of the State of Delaware or HB Strategies’ limited liability company agreement upon dissolution of HB Strategies; or (ix) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (viii) above; provided, however, that in the case of clauses (i) through (vi) or (viii), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein. For the avoidance of doubt, the restrictions contained in Section 7(a) and 7(b) shall apply only to Transfers by HB Strategies of Founder Shares and Private Placement Warrants, and nothing contained in Section 7(a) or 7(b) shall prohibit HB Strategies from Transferring any other securities of the Company acquired in the Public Offering, open market, privately negotiated transaction, or otherwise (the “Public Securities”), and, for the avoidance of doubt, nothing contained in Section 7(a) or 7(b) shall prohibit HB Strategies or any of its affiliates from selling, including short sales, any Public Securities so long as HB Strategies together with its affiliates do not maintain a Net Short Position (as defined below). The term “Net Short Position” shall mean the execution of one or more sales of Public Securities that is marked as a short sale (but not including any sale marked “short exempt”) and that is executed at a time when such holder of Public Securities or its affiliates have no equivalent offsetting long position in such Public Securities or in other Public Securities that are convertible, exercisable or exchangeable for such Public Securities, provided, that, for purposes of such calculations, any short sale that is a result of a bona-fide trading error shall be excluded from such calculations.

8.	The information regarding HB Strategies furnished to the Company directly by HB Strategies for the express purpose of inclusion of such information in the Prospectus is true and accurate in all material respects.

9.	Except as disclosed in the Prospectus and the Company’s other filings with the Securities and Exchange Commission, HB Strategies shall not receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is).

10.	HB Strategies has full right and power, without violating any agreement to which it is bound, to enter into this Letter Agreement.

11.	As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Capital Stock” shall mean, collectively, the Common Stock and the Founder Shares; (iii) “Founder Shares” shall mean (a) the shares of the Company’s Class B common stock, par value $0.0001 per share, that are issued and outstanding immediately prior to the consummation of the Public Offering (up to 1,875,000 Shares of which are subject to complete or partial forfeiture by certain Initial Stockholders if the over-allotment option is not exercised by the Underwriters); (iv) “Initial Stockholders” shall mean holders of the Founder Shares; (v) “Private Placement Warrants” shall mean the warrants 4,180,000 (or 4,600,000 warrants if the underwriters exercise their over-allotment option in full), each warrant entitling the holder thereof to purchase one share of Common Stock at $11.50 per share, that certain Initial Stockholders have agreed to purchase for an aggregate purchase price of $4,180,000 (or $4,600,000 if the underwriters exercise their over-allotment option in full), in a private placement that shall occur simultaneously with the consummation of the Public Offering; (vi) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (vii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (viii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

12.	[RESERVED].

13.	This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto affected by such change, amendment or modification except any waiver need only be executed by the party waiving its rights hereunder.

14.	No party hereto may assign, in whole or in part, either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on HB Strategies and their respective successors, heirs and assigns and permitted transferees.

15.	Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or entity other than the parties hereto, any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

16.	This Letter Agreement may be executed in any number of original or facsimile or other electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

17.	This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

18.	This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the federal or state courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

19.	Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

20.	This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by March 31, 2021.

21.

Without the prior written consent of HB Strategies, the Company has not provided, and shall not provide, to any party (other than directors and service providers of the Company that receive Founder Shares as compensation or consideration for services provided or to be provided by such directors or services providers, acting in such capacity, to the Company), contract terms, rights or benefits more favorable, in form or substance, than those provided to HB Strategies by this Agreement, unless, in any such case, HB Strategies has been provided with such contract terms, rights and benefits.

[Signature Page Follows]

Sincerely,

HB STRATEGIES LLC

By:
Name:
Title:

Acknowledged and Agreed:

GROWTH CAPITAL ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Letter Agreement – Growth Capital Acquisition Corp. (Insider Letter)]